First Quarter 2018 Supplemental Financial Information March 31, 2018 Host Hotels & Resorts, Inc. Exhibit 99.2

Table of Contents Host Hotels & Resorts

Overview About Host Hotels & Resorts Host Hotels & Resorts, Inc. is an S&P 500 and Fortune 500 company and is the largest lodging real estate investment trust and one of the largest owners of luxury and upper-upscale hotels. The Company currently owns 90 properties in the United States and six properties internationally totaling approximately 53,000 rooms. The Company also holds non-controlling interests in seven domestic and international joint ventures. Guided by a disciplined approach to capital allocation and aggressive asset management, the Company partners with premium brands such as Marriott®, Ritz-Carlton®, Westin®, Sheraton®, W®, St. Regis®, Le Méridien®, The Luxury Collection®, Hyatt®, Fairmont®, Hilton®, Swissôtel®, ibis® and Novotel®, as well as independent brands in the operation of properties in over 50 major markets. For additional information, please visit the Company’s website at www.hosthotels.com. Host Hotels & Resorts, Inc., herein referred to as “we,” the “Company” or “Host Inc.,” is a self-managed and self-administered real estate investment trust (“REIT”) that owns hotel properties. We conduct our operations as an umbrella partnership REIT through an operating partnership, Host Hotels & Resorts, L.P. (“Host LP”), of which we are the sole general partner. When distinguishing between Host Inc. and Host LP, the primary difference is approximately 1% of the partnership interests in Host LP held by outside partners as of March 31, 2018, which is non-controlling interests in Host LP in our consolidated balance sheets and is included in net income attributable to non-controlling interests in our consolidated statements of operations. Readers are encouraged to find further detail regarding our organizational structure in our annual report on Form 10-K. . Host Hotels & Resorts Corporate Headquarters Host Hotels & Resorts, Inc. 6903 Rockledge Drive, Suite 1500 Bethesda, MD 20817 Phone: 240-744-5484 Website: www.hosthotels.com Contacts James F. Risoleo, Chief Executive Officer Michael D. Bluhm, Chief Financial Officer Bret D. S. McLeod, Senior Vice President, Treasurer, Corporate Finance & Investor Relations Gee Lingberg, Vice President, Investor Relations Analyst Coverage Bank of America Merrill Lynch Shaun Kelley 646 855-1005 shaun.kelley@baml.com Barclays Capital Anthony Powell 212 526-8768 anthony.powell@barclays.com Bernstein David Beckel 212 407-5953 David.Beckel@bernstein.com Boenning Floris van Djikum 212 922-3572 fvandikjum@boenninginc.com BTIG James Sullivan 212 738-6139 jsullivan@btig.com Citi Investment Research Smedes Rose 212 816-6243 smedes.rose@citi.com Deutsche Banc Securities Chris Woronka 212 250-9376 Chris.Woronka@db.com Evercore ISI Richard Hightower 212-752-0886 rhightower@evercoreisi.com Goldman Sachs & Co. Stephen Grambling 212 902-7832 Stephen.Grambling@gs.com Green Street Advisors Lukas Hartwich 949 640-8780 lhartwich@greenstreetadvisors.com Instinet LLC Harry Curtis 212 310-5414 Harry.curtis@instinet.com J.P. Morgan Securities Joe Greff 212 622-0548 Joseph.greff@jpmorgan.com Morgan Stanley & Co. Thomas Allen 212 761-3356  Thomas.Allen@morganstanley.com Raymond James & Associates Bill Crow 727 567-2594 Bill.crow@raymondjames.com RBC Capital Markets Wes Golladay 440 715-2650 Wes.Golladay@rbccm.com Robert W. Baird Mike Bellisario 414 298-6130 mbellisario@rwbaird.com Stifel, Nicolaus & Co. Simon Yarmak 443 224-1345 yarmaks@stifel.com SunTrust Robert Humphrey C. Patrick Scholes 212 319-3915 Patrick.scholes@suntrust.com Susquehanna Financial Group Rachael Rothman 212 514-4882 Rachael.rothman@sig.com UBS Securities LLC Robin Farley 212 713-2060 Robin.farley@ubs.com Wells Fargo Securities LLC Jeff Donnelly 617 603-4262 Jeff.donnelly@wellsfargo.com Wolfe Research Jared Shojaian 646-854-0722 jshojaian@wolferesearch.com The Company is followed by the analysts listed above.  Please note that any opinions, estimates or forecasts regarding the Company’s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of the Company or its management.  The Company does not by its reference above imply its endorsement of or concurrence with any of such analysts’ information, conclusions or recommendations.

Overview Forward-Looking Statements This supplemental information contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements include forecast results and are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: changes in national and local economic and business conditions and other factors such as natural disasters, pandemics and weather that will affect occupancy rates at our hotels and the demand for hotel products and services; the impact of geopolitical developments outside the U.S. on lodging demand; volatility in global financial and credit markets; operating risks associated with the hotel business; risks and limitations in our operating flexibility associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; risks associated with our relationships with property managers and joint venture partners; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; the effects of hotel renovations on our hotel occupancy and financial results; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; risks associated with our ability to complete acquisitions and dispositions and develop new properties and the risks that acquisitions and new developments may not perform in accordance with our expectations; our ability to continue to satisfy complex rules in order for us to remain a REIT for federal income tax purposes; risks associated with our ability to effectuate our dividend policy, including factors such as operating results and the economic outlook influencing our board’s decision whether to pay further dividends at levels previously disclosed or to use available cash to make special dividends; and other risks and uncertainties associated with our business described in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this supplemental presentation is as of May 2, 2018, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations. Comparable Hotel Operating Statistics and Non-GAAP Financial Measures To facilitate a quarter-to-quarter comparison of our operations, we present certain operating statistics (i.e., RevPAR, average daily rate and average occupancy) and operating results (revenues, expenses, hotel EBITDA and associated margins) for the periods included in this report on a comparable hotel basis. See the Notes to Supplemental Financial Information for the details on how we determine our comparable hotel set. Included in this supplemental information are certain “non-GAAP financial measures,” which are measures of our historical or future financial performance that are not calculated and presented in accordance with GAAP (U.S. generally accepted accounting principles), within the meaning of applicable SEC rules. They are as follows: (i) FFO and FFO per diluted share (both NAREIT and Adjusted), (ii) EBITDA (for both the Company and hotel level), (iii) EBITDAre and Adjusted EBITDAre and (iv) Comparable Hotel Property Level Operating Results (and the related margins). Also included are reconciliations to the most directly comparable GAAP measures. See the Notes to Supplemental Financial Information for definitions of these measures, why we believe these measures are useful and limitations on their use. Also included in this supplemental information is our leverage and fixed charge coverage ratios, calculated in accordance with our credit facility, along with our EBITDA to interest coverage ratio, calculated in accordance with our senior notes indenture covenants. Included with these ratios are reconciliations calculated in accordance with GAAP. See the Notes to Supplemental Financial Information for information on how these supplemental measures are calculated, why we believe they are useful and limitations on their use. Host Hotels & Resorts

Corporate Financial Information Host Hotels & Resorts

Corporate Financial Information Condensed Consolidated Balance Sheets (unaudited, in millions, except shares and per share amounts) March 31, 2018 December 31, 2017 ASSETS Property and equipment, net $10,650 $9,692 Assets held for sale 181 250 Due from managers 146 79 Advances to and investments in affiliates 342 327 Furniture, fixtures and equipment replacement fund 196 195 Other 226 237 Cash and cash equivalents 323 913 Total assets $12,064 $11,693 LIABILITIES, NON-CONTROLLING INTERESTS AND EQUITY Debt Senior notes $2,779 $2,778 Credit facility, including term loans of $997 million and $996 million, respectively 1,481 1,170 Other debt 6 6 Total debt 4,266 3,954 Accounts payable and accrued expenses 233 283 Other 281 287 Total liabilities 4,780 4,524 Non-controlling interests - Host Hotels & Resorts, L.P. 156 167 Host Hotels & Resorts, Inc. stockholders’ equity: Common stock, par value $.01, 1,050 million shares authorized, 739.5 million shares and 739.1 million shares issued and outstanding, respectively 7 7 Additional paid-in capital 8,109 8,097 Accumulated other comprehensive loss (55) (60) Deficit (962) (1,071) Total equity of Host Hotels & Resorts, Inc. stockholders 7,099 6,973 Non-controlling interests—other consolidated partnerships 29 29 Total equity 7,128 7,002 Total liabilities, non-controlling interests and equity $12,064 $11,693 Host Hotels & Resorts

Corporate Financial Information Condensed Consolidated Statements of Operations (unaudited, in millions, except per share amounts) Quarter ended March 31, 2018 2017 Revenues Rooms $844 $843 Food and beverage 413 422 Other 89 83 Total revenues 1,346 1,348 Expenses Rooms 224 219 Food and beverage 278 277 Other departmental and support expenses 315 319 Management fees 54 56 Other property-level expenses 98 100 Depreciation and amortization 178 180 Corporate and other expenses 28 29 Gain on insurance and business interruption settlements — (3) Total operating costs and expenses 1,175 1,177 Operating profit 171 171 Interest income 3 1 Interest expense (44) (39) Gain on sale of assets 120 17 Loss on foreign currency transactions and derivatives — (2) Equity in earnings of affiliates 10 7 Income before income taxes 260 155 Benefit (provision) for income taxes (4) 6 Net income 256 161 Less: Net income attributable to non-controlling interests (3) (3) Net income attributable to Host Inc. $253 $158 Basic and diluted earnings per common share $ .34 $ .21 Host Hotels & Resorts

Corporate Financial Information Earnings per Common Share (unaudited, in millions, except per share amounts) Quarter ended March 31, 2018 2017 Net income $256 $161 Less: Net income attributable to non-controlling interests (3) (3) Net income attributable to Host Inc. $253 $158 Basic weighted average shares outstanding 739.2 738.0 Assuming distribution of common shares granted under the comprehensive stock plans, less shares assumed purchased at market .4 .2 Diluted weighted average shares outstanding (1) 739.6 738.2 Basic and diluted earnings per common share $.34 $.21 ___________ (1) Dilutive securities may include shares granted under comprehensive stock plans, preferred operating partnership units (“OP Units”) held by minority partners and other non-controlling interests that have the option to convert their limited partnership interests to common OP Units. No effect is shown for any securities that were anti-dilutive for the period. Host Hotels & Resorts

Corporate Financial Information

Reconciliation of Net Income to EBITDA, EBITDA*re* and Adjusted EBITDA*re*[1]

(unaudited, in millions)

	Quarter ended March 31,	
	2018	2017
Net income [2]	$256	$161
Interest expense	44	39
Depreciation and amortization	170	180
Income taxes	4	(6)
EBITDA [2]	474	374
Gain on dispositions [3]	(119)	(15)
Non-cash impairment loss	8	—
Equity investment adjustments:		
Equity in earnings of Euro JV [5]	(2)	—
Equity in earnings of affiliates other than Euro JV	(8)	(7)
Pro rata EBITDA*re* of Euro JV [5]	7	6
Pro rata EBITDA*re* of equity investments other than Euro JV	10	11
EBITDA*re* [2][6]	370	369
Adjustments to EBITDA*re*:		
Acquisition costs [4]	—	1
Adjusted EBITDA*re* [2][6]	$370	$370

(1) See the Notes to Supplemental Financial Information for discussion of these non-GAAP measures.
(2) Net Income, EBITDA, EBITDA*re*, Adjusted EBITDA*re*, NAREIT FFO and Adjusted FFO include a gain of $1 million for the quarter ended March 31, 2017, for the sale of the portion of land attributable to individual units sold by the Maui timeshare joint venture.
(3) Reflects the sale of one hotel in each of 2018 and 2017.
(4) Effective January 1, 2018 we adopted Accounting Standards Update No. 2017-01, Business Combinations (Topic 805): *Clarifying the Definition of a Business*. As a result, the recent Hyatt portfolio acquisition was considered an asset acquisition and the related $17 million of acquisition costs were capitalized.
(5) Represents our share of earnings and pro rata EBITDA*re* from our European Joint Venture ("Euro JV") in which we hold an approximate one-third non-controlling interest.
(6) Effective December 31, 2017, we present EBITDA*re*, reported in accordance with NAREIT guidelines, and Adjusted EBITDA*re* as supplemental measures of our performance. Prior year results have been updated to conform with the current year presentation. Under the new presentation, all of the EBITDA of consolidated partnerships is included, including the non-controlling partner's share, which has increased the previously reported first quarter 2017 Adjusted EBITDA by $3 million. See the Notes to Supplemental Financial Information for more information on this change.

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Host Hotels & Resorts

Corporate Financial Information (unaudited, in millions, except per share amounts) Reconciliation of Net Income to NAREIT and Adjusted Funds From Operations per Diluted Share(1) Quarter ended March 31, 2018 2017 Net income (2) $256 $161 Less: Net income attributable to non-controlling interests (3) (3) Net income attributable to Host Inc. 253 158 Adjustments: Gain on dispositions (3) (119) (15) Depreciation and amortization 169 179 Non-cash impairment loss 8 — Equity investment adjustments: Equity in earnings of affiliates (10) (7) Pro rata FFO of equity investments 16 13 Consolidated partnership adjustments: FFO adjustment for non-controlling partnerships — (1) FFO adjustments for non-controlling interests of Host L.P. (1) (1) NAREIT FFO (2) 316 326 Adjustments to NAREIT FFO: Acquisition costs (4) — 1 Adjusted FFO (2) $316 $327 For calculation on a per share basis (5): Diluted weighted average shares outstanding - EPS, NAREIT FFO and Adjusted FFO 739.6 738.2 NAREIT FFO and Adjusted FFO per diluted share $.43 $.44 __________ (1-4)Refer to the corresponding footnote on the Reconciliation of Net Income to EBITDA, EBITDAre and Adjusted EBITDAre. (5) Earnings per diluted share and NAREIT FFO and Adjusted FFO per diluted share are adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, preferred OP units held by non-controlling partners and other non-controlling interests that have the option to convert their limited partnership interests to common OP units. No effect is shown for securities if they are anti-dilutive. Host Hotels & Resorts

Property Level Data Host Hotels & Resorts

Property Level Data (unaudited, in millions, except hotel statistics) Comparable Hotel Results(1) Quarter ended March 31, 2018 2017 Number of hotels 90 90 Number of rooms 50,684 50,684 Change in comparable hotel RevPAR(2) Constant US$ 1.7% — Nominal US$ 1.8% — Operating profit margin (3) 12.7% 12.7% Comparable hotel EBITDA margin (3) 27.6% 27.0% Food and beverage profit margin (3) 32.7% 34.4% Comparable hotel food and beverage profit margin (3) 32.6% 33.8% Net income $256 $161 Depreciation and amortization 178 180 Interest expense 44 39 Provision (benefit) for income taxes 4 (6) Gain on sale of property and corporate level income/expense (105) 6 Non-comparable hotel results, net (4) (26) (42) Comparable hotel EBITDA $351 $338 Host Hotels & Resorts

Property Level Data

Comparable Hotel Results[1] (continued)

(unaudited, in millions, except hotel statistics)

	Quarter ended March 31, 2018				Quarter ended March 31, 2017			
		Adjustments				Adjustments		
	GAAP Results	Non-comparable hotel results, net (4)	Depreciation and corporate level items	Comparable Hotel Results	GAAP Results	Non-comparable hotel results, net (4)	Depreciation and corporate level items	Comparable Hotel Results
Revenues								
Room	$844	$(37)	$—	$807	$843	$(50)	$—	$793
Food and beverage	413	(27)	—	386	422	(31)	—	391
Other	89	(11)	—	78	83	(14)	—	69
Total revenues	1,346	(75)	—	1,271	1,348	(95)	—	1,253
Expenses								
Room	224	(8)	—	216	219	(10)	—	209
Food and beverage	278	(18)	—	260	277	(18)	—	259
Other	467	(23)	—	444	475	(28)	—	447
Depreciation and amortization	178	—	(178)	—	180	—	(180)	—
Corporate and other expenses	28	—	(28)	—	29	—	(29)	—
Gain on insurance and business interruption settlements	—	—	—	—	(3)	3	—	—
Total expenses	1,175	(49)	(206)	920	1,177	(53)	(209)	915
Operating Profit - Comparable Hotel EBITDA	$171	$(26)	$206	$351	$171	$(42)	$209	$338

(1) See the Notes to Supplemental Financial Information for a discussion of non-GAAP measures and the calculation of comparable hotel results.
(2) RevPAR is the product of the average daily room rate charged and the average daily occupancy achieved.
(3) Profit margins are calculated by dividing the applicable operating profit by the related revenue amount. GAAP profit margins are calculated using amounts presented in the condensed consolidated statements of operations. Comparable hotel margins are calculated using amounts presented in the above tables.
(4) Non-comparable hotel results, net, includes the following items: (i) the results of operations of our non-comparable hotels and sold hotels, which operations are included in our condensed consolidated statements of operations as continuing operations, (ii) gains on insurance settlements and business interruption proceeds, and (iii) the results of our office spaces and other non-hotel income.

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Property Level Data

Comparable Hotel Results by Location in Nominal US$

(unaudited, in millions, except hotel statistics and per room basis)

Quarter ended March 31, 2018

Location	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Total Revenues	Total Revenues per Available Room (2)	Hotel Net Income	Hotel EBITDA (1)
Florida Gulf Coast	3	1,043	$523.78	87.7%	$459.45	$77.1	$821.31	$29.1	$34.0
Maui/Oahu	3	1,682	396.73	91.4	362.47	80.5	531.58	21.8	31.1
Jacksonville	1	446	355.15	71.3	253.14	22.6	563.13	4.1	6.3
Phoenix	4	1,518	271.16	87.0	235.99	59.5	435.24	21.6	27.2
San Francisco/San Jose	6	3,853	252.70	84.3	212.91	106.2	306.39	20.8	32.1
New York	6	6,000	252.37	78.5	198.16	160.1	296.67	(14.1)	7.8
Los Angeles	3	1,421	213.58	89.8	191.81	34.4	269.01	4.8	8.2
San Diego	4	4,341	231.83	81.9	189.78	132.5	339.36	22.6	43.0
Miami	2	843	207.22	88.5	183.36	18.5	243.79	6.6	8.3
Washington, D.C. (CBD)(3)	5	3,238	250.33	71.8	179.63	73.4	251.82	8.0	18.1
Orlando	1	2,004	210.77	81.6	172.05	69.9	387.34	20.8	26.4
New Orleans	1	1,333	197.38	82.7	163.21	28.3	235.93	7.6	10.2
Philadelphia	2	810	192.13	83.5	160.48	19.1	261.55	1.1	4.4
Seattle	2	1,315	201.47	75.1	151.30	24.6	207.92	0.7	4.5
Atlanta	5	1,936	192.08	78.7	151.15	42.0	241.32	8.8	14.4
San Antonio	2	1,513	198.26	75.7	150.18	30.4	223.21	5.8	8.6
Orange County	4	1,429	192.00	76.3	146.53	28.7	222.90	5.4	8.6
Houston	4	1,716	178.84	76.5	136.75	32.4	209.48	5.6	10.9
Northern Virginia	5	1,919	186.56	71.7	133.83	36.1	208.84	3.7	8.4
Boston	4	3,185	183.76	70.7	129.97	53.8	187.52	(3.2)	5.5
Denver	3	1,340	152.93	67.5	103.26	18.3	152.01	(0.3)	4.3
Chicago	6	2,392	148.46	67.2	99.80	29.7	137.85	(5.7)	1.6
Other	8	3,596	176.71	72.2	127.59	67.0	206.96	12.6	19.6
Domestic	84	48,873	229.66	78.1	179.32	1,245.1	283.06	188.2	343.5
International	6	1,811	173.98	64.3	111.85	26.3	161.26	2.3	7.1
All Locations - Nominal US$	90	50,684	$228.01	77.6%	$176.91	$1,271.4	$278.71	$190.5	$350.6
Non-comparable hotels	6	2,714	—	—	—	75.0	—	15.8	26.0
Gain on sale of property and corporate level income/expense						—		49.7	97.2
Total	96	53,398	—	—	—	$1,346.4	—	$256.0	$473.8

(1) Certain items from our statement of operations are not allocated to individual properties, including interest on our senior notes, corporate and other expenses, and the benefit (provision) for income taxes. These items are reflected below in "gain on sale of property and corporate level income/expense". Refer to the table below for reconciliation of net income (loss) to EBITDA by location.

(2) Total Revenue per Available Room ("Total RevPAR") is a summary measure of hotel results calculated by dividing the sum of room, food and beverage and other ancillary service revenue by room nights available to guests for the period. It includes ancillary revenues not included within RevPAR.

(3) CBD refers to the central business district.

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Property Level Data

Comparable Hotel Results by Location in Nominal US$
Reconciliation of Hotel Net Income to Hotel EBITDA

(unaudited, in millions, except hotel statistics)

	Quarter ended March 31, 2018						
Location	No. of Properties	No. of Rooms	Hotel Net Income	Plus: Depreciation	Plus: Interest Expense	Plus: Income Tax	Equals: Hotel EBITDA
Florida Gulf Coast	3	1,043	$29.1	$4.9	$—	$—	$34.0
Maui/Oahu	3	1,682	21.8	9.3	—	—	31.1
Jacksonville	1	446	4.1	2.2	—	—	6.3
Phoenix	4	1,518	21.6	5.6	—	—	27.2
San Francisco/San Jose	6	3,853	20.8	11.3	—	—	32.1
New York	6	6,000	(14.1)	21.9	—	—	7.8
Los Angeles	3	1,421	4.8	3.4	—	—	8.2
San Diego	4	4,341	22.6	20.4	—	—	43.0
Miami	2	843	6.6	1.7	—	—	8.3
Washington, D.C. (CBD)	5	3,238	8.0	10.1	—	—	18.1
Orlando	1	2,004	20.8	5.6	—	—	26.4
New Orleans	1	1,333	7.6	2.6	—	—	10.2
Philadelphia	2	810	1.1	3.3	—	—	4.4
Seattle	2	1,315	0.7	3.8	—	—	4.5
Atlanta	5	1,936	8.8	5.6	—	—	14.4
San Antonio	2	1,513	5.8	2.8	—	—	8.6
Orange County	4	1,429	5.4	3.2	—	—	8.6
Houston	4	1,716	5.6	5.3	—	—	10.9
Northern Virginia	5	1,919	3.7	4.7	—	—	8.4
Boston	4	3,185	(3.2)	8.7	—	—	5.5
Denver	3	1,340	(0.3)	4.6	—	—	4.3
Chicago	6	2,392	(5.7)	7.3	—	—	1.6
Other	8	3,596	12.6	7.0	—	—	19.6
Domestic	84	48,873	188.2	155.3	—	—	343.5
International	6	1,811	2.3	3.6	1.2	—	7.1
All Locations - Nominal US$	90	50,684	$190.5	$158.9	$1.2	$—	$350.6
Non-comparable hotels	6	2,714	15.8	10.2	—	—	26.0
Gain on sale of property and corporate level income/ expense			49.7	0.9	42.4	4.2	97.2
Total	96	53,398	$256.0	$170.0	$43.6	$4.2	$473.8

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Property Level Data

Comparable Hotel Results by Location in Nominal US$

(unaudited, in millions, except hotel statistics and per room basis)

Quarter ended March 31, 2017

Location	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Total Revenues	Total Revenues per Available Room	Hotel Net Income	Hotel EBITDA [(1)]
Florida Gulf Coast	3	1,043	$481.12	85.6%	$411.83	$74.6	$794.77	$26.8	$31.7
Maui/Oahu	3	1,682	366.03	90.2	330.33	74.7	493.16	17.7	27.6
Jacksonville	1	446	342.40	72.2	247.34	22.4	557.00	4.4	6.6
Phoenix	4	1,518	270.27	81.2	219.44	54.8	400.77	18.5	24.0
San Francisco/San Jose	6	3,853	261.96	77.2	202.32	102.9	297.05	17.9	30.3
New York	6	6,000	240.49	78.5	188.71	148.7	275.38	(29.8)	(2.6)
Los Angeles	3	1,421	215.65	87.0	187.53	34.6	272.03	4.9	8.1
San Diego	4	4,341	239.40	81.6	195.36	136.8	350.15	25.6	46.8
Miami	2	843	203.40	87.2	177.33	18.0	237.38	5.4	7.1
Washington, D.C. (CBD)	5	3,238	286.75	75.9	217.54	88.6	304.18	17.6	28.2
Orlando	1	2,004	206.17	76.5	157.77	63.6	352.81	17.3	23.1
New Orleans	1	1,333	203.25	78.0	158.63	28.1	234.25	7.3	10.2
Philadelphia	2	810	180.44	76.7	138.34	16.7	228.82	(0.6)	2.9
Seattle	2	1,315	199.58	76.9	153.51	25.9	219.00	1.5	5.5
Atlanta	5	1,936	199.03	78.8	156.76	43.4	248.79	8.6	13.8
San Antonio	2	1,513	198.42	81.4	161.56	33.4	245.24	7.4	10.6
Orange County	4	1,429	194.93	77.7	151.36	30.5	236.96	6.8	10.0
Houston	4	1,716	192.37	78.2	150.38	33.4	216.13	5.6	11.2
Northern Virginia	5	1,919	188.33	69.3	130.46	36.0	208.24	3.9	8.8
Boston	4	3,185	186.34	68.8	128.12	54.4	189.81	(2.5)	6.5
Denver	3	1,340	159.63	63.4	101.19	17.6	145.70	(0.9)	3.7
Chicago	6	2,392	147.79	63.4	93.73	27.4	127.38	(5.9)	1.2
Other	8	3,596	174.72	69.8	121.96	63.7	196.81	10.4	17.8
Domestic	84	48,873	230.55	76.6	176.56	1,230.2	279.71	167.9	333.1
International	6	1,811	183.32	55.8	102.31	22.8	140.05	0.1	5.1
All Locations - Nominal US$	90	50,684	$229.31	75.8%	$173.91	$1,253.0	$274.72	$168.0	$338.2
Non-comparable hotels	6	2,714	—	—	—	95.0	—	31.2	42.0
Gain on sale of property and corporate level income/ expense						—		(38.4)	(6.1)
Total	96	53,398	—	—	—	$1,348.0	—	$160.8	$374.1

(1) Certain items from our statement of operations are not allocated to individual properties, including interest on our senior notes, corporate and other expenses, and the benefit (provision) for income taxes. These items are reflected below in "gain on sale of property and corporate level income/expense". Refer to the table below for reconciliation of net income (loss) to EBITDA by location.

16

Host Hotels & Resorts

Property Level Data

Comparable Hotel Results by Location in Nominal US$
Reconciliation of Hotel Net Income to Hotel EBITDA

(unaudited, in millions, except hotel statistics)

	Quarter ended March 31, 2017						
Location	No. of Properties	No. of Rooms	Hotel Net Income	Plus: Depreciation	Plus: Interest Expense	Plus: Income Tax	Equals: Hotel EBITDA
Florida Gulf Coast	3	1,043	$26.8	$4.9	$—	$—	$31.7
Maui/Oahu	3	1,682	17.7	9.9	—	—	27.6
Jacksonville	1	446	4.4	2.2	—	—	6.6
Phoenix	4	1,518	18.5	5.5	—	—	24.0
San Francisco/San Jose	6	3,853	17.9	12.4	—	—	30.3
New York	6	6,000	(29.8)	27.2	—	—	(2.6)
Los Angeles	3	1,421	4.9	3.2	—	—	8.1
San Diego	4	4,341	25.6	21.2	—	—	46.8
Miami	2	843	5.4	1.7	—	—	7.1
Washington, D.C. (CBD)	5	3,238	17.6	10.6	—	—	28.2
Orlando	1	2,004	17.3	5.8	—	—	23.1
New Orleans	1	1,333	7.3	2.9	—	—	10.2
Philadelphia	2	810	(0.6)	3.5	—	—	2.9
Seattle	2	1,315	1.5	4.0	—	—	5.5
Atlanta	5	1,936	8.6	5.2	—	—	13.8
San Antonio	2	1,513	7.4	3.2	—	—	10.6
Orange County	4	1,429	6.8	3.2	—	—	10.0
Houston	4	1,716	5.6	5.6	—	—	11.2
Northern Virginia	5	1,919	3.9	4.9	—	—	8.8
Boston	4	3,185	(2.5)	9.0	—	—	6.5
Denver	3	1,340	(0.9)	4.6	—	—	3.7
Chicago	6	2,392	(5.9)	7.1	—	—	1.2
Other	8	3,596	10.4	7.4	—	—	17.8
Domestic	84	48,873	167.9	165.2	—	—	333.1
International	6	1,811	0.1	3.8	1.2	—	5.1
All Locations - Nominal US$	90	50,684	$168.0	$169.0	$1.2	$—	$338.2
Non-comparable hotels	6	2,714	31.2	10.2	0.6	—	42.0
Gain on sale of property and corporate level income/ expense			(38.4)	0.9	37.3	(5.9)	(6.1)
Total	96	53,398	$160.8	$180.1	$39.1	$(5.9)	$374.1

17

Host Hotels & Resorts

Property Level Data

Top 40 Domestic Hotels by RevPAR For the Year ended December 31, 2017

(unaudited, in millions, except hotel statistics and per room basis)

	Year ended December 31, 2017									
	Hotel	Location	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Total Revenues	Total Revenues per Available Room	Hotel Net Income (Loss)	Hotel EBITDA[1]
1	The Fairmont Kea Lani Maui	Maui/Oahu	450	$563.73	86.6%	$488.26	$115.5	$703.36	$24.3	$40.5
2	The Ritz-Carlton, Naples	Florida Gulf Coast	450	550.94	67.4%	371.13	126.1	767.96	26.3	39.8
3	W New York - Union Square	New York	270	387.41	88.5%	342.94	38.8	394.05	0.7	6.4
4	The Ritz-Carlton, Marina Del Rey	Los Angeles	304	357.64	83.6%	298.92	52.1	469.40	7.9	12.5
5	New York Marriott Marquis	New York	1,966	325.01	90.0%	292.62	346.3	482.61	42.7	77.7
6	Hyatt Regency Maui Resort & Spa	Maui/Oahu	806	301.39	92.5%	278.70	142.2	483.25	33.5	49.8
7	W Hollywood[2]	Los Angeles	305	315.24	84.4%	266.15	43.2	472.63	5.8	11.8
8	San Francisco Marriott Marquis	San Francisco/San Jose	1,500	278.41	91.1%	253.73	204.6	373.71	36.0	54.6
9	The Westin New York Grand Central	New York	774	285.97	87.4%	250.02	87.0	307.93	(1.8)	12.2
10	The Ritz-Carlton, Amelia Island	Jacksonville	446	349.70	71.0%	248.28	91.6	562.55	21.1	29.8
11	JW Marriott Washington DC	Washington, D.C. (CBD)	777	285.24	86.2%	246.01	96.5	340.33	23.1	32.1
12	W New York	New York	697	280.01	86.3%	241.55	76.7	301.66	(6.2)	3.4
13	Sheraton New York Hotel Times Square	New York	1,780	256.35	89.2%	228.57	193.6	297.92	(13.0)	18.1
14	New York Marriott Downtown	New York	513	264.27	85.1%	224.96	51.3	273.74	7.6	13.4
15	Marina Del Rey Marriott	Los Angeles	370	247.54	89.3%	221.17	42.2	312.51	9.9	13.1
16	San Francisco Marriott Fisherman's Wharf	San Francisco/San Jose	285	265.99	79.8%	212.35	26.4	253.66	2.1	5.7
17	Axiom Hotel	San Francisco/San Jose	152	246.01	86.1%	211.85	14.6	262.66	2.6	7.0
18	Grand Hyatt Washington	Washington, D.C. (CBD)	897	255.42	82.2%	210.04	98.8	301.88	16.3	31.2
19	Coronado Island Marriott Resort & Spa	San Diego	300	251.25	83.2%	209.06	37.5	342.49	6.0	12.2
20	Boston Marriott Copley Place	Boston	1,144	245.75	84.9%	208.70	122.6	293.61	23.9	35.8
21	The Don CeSar[2]	Florida Gulf Coast	347	283.58	73.5%	208.46	48.1	434.48	10.7	15.8
22	Marriott Marquis San Diego Marina	San Diego	1,360	249.79	82.9%	207.15	175.2	352.97	24.8	57.6
23	The Westin Georgetown, Washington DC	Washington, D.C. (CBD)	267	245.10	83.8%	205.29	25.1	257.75	4.5	8.4
24	The Westin Chicago River North	Chicago	429	250.98	81.6%	204.85	46.4	296.32	8.3	14.9
25	W Seattle	Seattle	424	248.04	82.3%	204.11	40.0	258.23	7.0	13.0
26	Washington Marriott at Metro Center	Washington, D.C. (CBD)	459	246.81	81.9%	202.05	44.3	264.36	9.8	13.1
27	The Ritz-Carlton Golf Resort, Naples	Florida Gulf Coast	295	316.00	62.5%	197.57	39.3	364.79	5.2	10.2
28	Manchester Grand Hyatt San Diego	San Diego	1,628	236.93	82.8%	196.20	197.3	331.95	39.0	69.4
29	The Ritz-Carlton, Tysons Corner	Northern Virginia	398	263.20	74.5%	196.06	51.9	357.53	3.4	10.7
30	The Phoenician, A Luxury Collection Resort	Phoenix	645	372.02	51.9%	193.14	98.3	417.49	(0.8)	21.7
31	St. Regis Houston	Houston	232	301.61	63.9%	192.80	24.5	289.71	1.9	5.2
32	Embassy Suites Chicago Downtown Magnificent Mile	Chicago	455	215.04	88.7%	190.66	35.1	211.10	4.9	10.7
33	The Westin Seattle	Seattle	891	225.78	84.3%	190.37	84.9	261.02	15.2	24.8
34	Hyatt Regency Washington on Capitol Hill	Washington, D.C. (CBD)	838	240.45	78.2%	187.91	83.2	272.17	12.3	23.0
35	Sheraton Boston Hotel	Boston	1,220	233.03	80.3%	187.03	110.4	247.92	13.0	28.4
36	Hyatt Regency Cambridge	Boston	470	221.14	82.0%	181.33	42.9	249.84	13.3	17.4
37	The Westin Kierland Resort & Spa	Phoenix	732	235.00	76.6%	179.98	111.2	416.22	23.8	34.8
38	Hyatt Place Waikiki Beach	Maui/Oahu	426	193.99	91.5%	177.54	29.0	186.26	5.4	10.7
39	Santa Clara Marriott	San Francisco/San Jose	759	241.26	73.2%	176.66	69.2	249.80	21.2	24.5
40	The Logan	Philadelphia	391	224.43	78.1%	175.22	48.4	339.22	3.2	13.6
	Total Top 40		26,852	$275.09	82.8%	$227.89	$3,412.3	$349.43	$494.9	$935.0*
	Remaining 64 hotels		25,708	175.18	74.9%	131.27	1,913.2	203.89	293.8	556.6
	Gain on sale of property, sold property operations and corporate level income/ expense						61.4		(217.7)	34.0
	Total		52,560	—	—	—	$5,386.9	—	$571.0	$1,525.6

*Represents 61% of our Total EBITDA.

(1) Certain items from our statement of operations are not allocated to individual properties, including interest on our senior notes, corporate and other expenses, and the benefit (provision) for income taxes. These items are reflected below in "gain on sale of property, sold property operations and corporate level income/expense." Refer to the table below for reconciliation of net income (loss) to EBITDA by property.

(2) Property was acquired in 2017. Results represent our ownership period in 2017.

Host Hotels & Resorts
18

Property Level Data

Top 40 Domestic Hotels by RevPAR Reconciliation of Hotel Net Income to Hotel EBITDA

(unaudited, in millions, except hotel statistics)

	Year ended December 31, 2017							
	Hotel	Location	No. of Rooms	Hotel Net Income (Loss)	Plus: Depreciation	Plus: Interest Expense	Plus: Income Tax	Equals: Hotel EBITDA
1	The Fairmont Kea Lani Maui	Maui/Oahu	450	$24.3	$16.2	$-	$-	$40.5
2	The Ritz-Carlton, Naples	Florida Gulf Coast	450	26.3	13.5	-	-	39.8
3	W New York - Union Square	New York	270	0.7	5.7	-	-	6.4
4	The Ritz-Carlton, Marina Del Rey	Los Angeles	304	7.9	4.6	-	-	12.5
5	New York Marriott Marquis	New York	1,966	42.7	35.0	-	-	77.7
6	Hyatt Regency Maui Resort & Spa	Maui/Oahu	806	33.5	16.3	-	-	49.8
7	W Hollywood	Los Angeles	305	5.8	6.0	-	-	11.8
8	San Francisco Marriott Marquis	San Francisco/San Jose	1,500	36.0	18.6	-	-	54.6
9	The Westin New York Grand Central	New York	774	(1.8)	14.0	-	-	12.2
10	The Ritz-Carlton, Amelia Island	Jacksonville	446	21.1	8.7	-	-	29.8
11	JW Marriott Washington DC	Washington, D.C. (CBD)	777	23.1	9.0	-	-	32.1
12	W New York	New York	697	(6.2)	9.6	-	-	3.4
13	Sheraton New York Hotel Times Square	New York	1,780	(13.0)	31.1	-	-	18.1
14	New York Marriott Downtown	New York	513	7.6	5.8	-	-	13.4
15	Marina Del Rey Marriott	Los Angeles	370	9.9	3.2	-	-	13.1
16	San Francisco Marriott Fisherman's Wharf	San Francisco/San Jose	285	2.1	3.6	-	-	5.7
17	Axiom Hotel	San Francisco/San Jose	152	2.6	4.4	-	-	7.0
18	Grand Hyatt Washington	Washington, D.C. (CBD)	897	16.3	14.9	-	-	31.2
19	Coronado Island Marriott Resort & Spa	San Diego	300	6.0	6.2	-	-	12.2
20	Boston Marriott Copley Place	Boston	1,144	23.9	11.9	-	-	35.8
21	The Don CeSar	Florida Gulf Coast	347	10.7	5.1	-	-	15.8
22	Marriott Marquis San Diego Marina	San Diego	1,360	24.8	32.8	-	-	57.6
23	The Westin Georgetown, Washington DC	Washington, D.C. (CBD)	267	4.5	3.9	-	-	8.4
24	The Westin Chicago River North	Chicago	429	8.3	6.6	-	-	14.9
25	W Seattle	Seattle	424	7.0	6.0	-	-	13.0
26	Washington Marriott at Metro Center	Washington, D.C. (CBD)	459	9.8	3.3	-	-	13.1
27	The Ritz-Carlton Golf Resort, Naples	Florida Gulf Coast	295	5.2	5.0	-	-	10.2
28	Manchester Grand Hyatt San Diego	San Diego	1,628	39.0	30.4	-	-	69.4
29	The Ritz-Carlton, Tysons Corner	Northern Virginia	398	3.4	7.3	-	-	10.7
30	The Phoenician, A Luxury Collection Resort	Phoenix	645	(0.8)	22.5	-	-	21.7
31	St. Regis Houston	Houston	232	1.9	3.3	-	-	5.2
32	Embassy Suites Chicago Downtown Magnificent Mile	Chicago	455	4.9	5.8	-	-	10.7
33	The Westin Seattle	Seattle	891	15.2	9.6	-	-	24.8
34	Hyatt Regency Washington on Capitol Hill	Washington, D.C. (CBD)	838	12.3	10.7	-	-	23.0
35	Sheraton Boston Hotel	Boston	1,220	13.0	15.4	-	-	28.4
36	Hyatt Regency Cambridge	Boston	470	13.3	4.1	-	-	17.4
37	The Westin Kierland Resort & Spa	Phoenix	732	23.8	11.0	-	-	34.8
38	Hyatt Place Waikiki Beach	Maui/Oahu	426	5.4	5.3	-	-	10.7
39	Santa Clara Marriott	San Francisco/San Jose	759	21.2	3.3	-	-	24.5
40	The Logan	Philadelphia	391	3.2	10.4	-	-	13.6
	Total Top 40		26,852	$494.9	$440.1	$-	$-	$935.0
	Remaining 64 hotels		25,708	293.8	258.6	4.2	-	556.6
	Gain on sale of property, sold property operations and corporate level income/ expense			(217.7)	9.1	163.1	79.5	34.0
	Total		52,560	$571.0	$707.8	$167.3	$79.5	$1,525.6

19

Host Hotels & Resorts

Capitalization Host Hotels & Resorts

Capitalization

Comparative Capitalization

(in millions, except security pricing and per share amounts)

Shares/Units		As of March, 31 2018	As of December 31, 2017	As of September 30, 2017	As of June 30, 2017	As of March, 31 2017
Common shares outstanding		739.5	739.1	738.9	738.8	738.6
Common shares outstanding assuming conversion of OP Units (1)		747.8	747.4	747.4	747.3	747.2
Preferred OP Units outstanding		.02	.02	.02	.02	.02
Security pricing						
Common stock at end of quarter (2)	$	18.64	19.85	18.49	18.27	18.66
High during quarter		21.30	20.58	18.91	19.27	19.34
Low during quarter		17.98	18.20	17.38	17.48	17.75
Capitalization						
Market value of common equity (3)	$	13,939	14,836	13,819	13,653	13,943
Consolidated debt		4,266	3,954	3,961	3,992	3,988
Less: Cash		(323)	(913)	(789)	(644)	(411)
Consolidated total capitalization		17,882	17,877	16,991	17,001	17,520
Plus: Share of debt in unconsolidated investments		477	472	413	403	389
Pro rata total capitalization	$	18,359	18,349	17,404	17,404	17,909

		Quarter ended March, 31 2018	Quarter ended December 31, 2017	Quarter ended September 30, 2017	Quarter ended June 30, 2017	Quarter ended March, 31 2017
Dividends declared per common share	$	.20	.25	.20	.20	.20

(1) Each OP Unit is redeemable for cash or, at our option, for 1.021494 common shares of Host Inc. At March 31, 2018, December 31, 2017, September 30, 2017, June 30, 2017, and March 31, 2017, there were 8.2 million, 8.2 million, 8.3 million, 8.3 million and 8.4 million common OP Units, respectively, held by non-controlling interests.
(2) Share prices are the closing price as reported by the New York Stock Exchange.
(3) Market value of common equity is calculated as the number of common shares outstanding including assumption of conversion of OP units multiplied the closing share price on that day.

21
Host Hotels & Resorts

Capitalization

Consolidated Debt Summary

(in millions)

Debt				
Senior debt	Rate	Maturity date	March 31, 2018	December 31, 2017
Series Z	6%	10/2021	$ 298	$ 298
Series B	5 1/4%	3/2022	348	348
Series C	4 3/4%	3/2023	447	447
Series D	3 3/4%	10/2023	398	398
Series E	4%	6/2025	496	496
Series F	4 1/2%	2/2026	396	396
Series G	3 7/8%	4/2024	396	395
2017 Credit facility term loan	3.0%	5/2021	498	498
2015 Credit facility term loan	3.0%	9/2020	498	498
Credit facility revolver [(1)]	1.9%	5/2021	485	174
			4,260	3,948
Other debt				
Other debt (non-recourse)	8.8%	2/2024	6	6
Total debt[(2)(3)]			$ 4,266	$ 3,954
Percentage of fixed rate debt			65%	70%
Weighted average interest rate			3.9%	4.0%
Weighted average debt maturity			4.8 years	5.1 years
Credit Facility				
Total capacity			$ 1,000	
Available capacity			511	
Assets encumbered by mortgage debt			—	

(1) The interest rate shown is the weighted average rate of the outstanding credit facility borrowings at March 31, 2018.

(2) In accordance with GAAP, total debt includes the debt of entities that we consolidate, but of which we do not own 100%, and excludes the debt of entities that we do not consolidate, but of which we have a non-controlling ownership interest and record our investment therein under the equity method of accounting. As of March 31, 2018, our share of debt in unconsolidated investments is $477 million and none of our debt is attributable to non-controlling interests.

(3) Total debt as of March 31, 2018 and December 31, 2017 includes net discounts and deferred financing costs of $29 million and $30 million, respectively.

22

Host Hotels & Resorts

Capitalization Consolidated Debt Maturity as of March 31, 2018 (1) The term loan and revolver under our credit facility that are due in 2021 have extension options that would extend the maturity of both instruments to 2022, subject to meeting certain conditions, including payment of a fee. Host Hotels & Resorts

Capitalization (unaudited, in millions, except ratios) Reconciliation of GAAP Leverage Ratio to Credit Facility Leverage Ratio GAAP Leverage Ratio March 31, 2018 Debt $4,266 Net income - trailing twelve months 666 GAAP Leverage Ratio 6.4x The following table presents the calculation of Host's leverage ratio using GAAP measures: The following table presents the calculation of Host's leverage ratio as used in the financial covenants of the credit facility: Leverage Ratio per Credit Facility March 31, 2018 Net debt (1) $4,077 Adjusted Credit Facility EBITDA - trailing twelve months (2) 1,530 Leverage Ratio 2.7x (1) The following presents the reconciliation of debt to net debt per our credit facility definition: March 31, 2018 Debt $4,266 Deferred financing cost 26 Contingent obligations 6 Less: Unrestricted cash over $100 million (221) Net debt per credit facility definition $4,077 (2) The following presents the reconciliation of net income to EBITDA, EBITDAre, Adjusted EBITDAre and EBITDA per our credit facility definition in determining leverage ratio: Host Hotels & Resorts Trailing twelve months March 31, 2018 Net income $666 Interest expense 172 Depreciation and amortization 698 Income taxes 90 EBITDA 1,626 Gain on dispositions (204) Non-cash impairment loss 51 Equity in earnings of affiliates (33) Pro rata EBITDAre of equity investments 71 EBITDAre 1,511 Gain on property insurance settlement (1) Adjusted EBITDAre 1,510 Pro forma EBITDA - Acquisitions 57 Pro forma EBITDA - Dispositions (16) Restricted stock expense and other non-cash items 12 Non-cash partnership adjustments (33) Adjusted Credit Facility EBITDA $1,530

Capitalization (unaudited, in millions, except ratios) Reconciliation of GAAP Fixed Charge Coverage Ratio to Credit Facility Fixed Charge Coverage Ratio The following tables present the calculation of our fixed charge coverage ratio using GAAP measures and as used in the financial covenants of the credit facility: GAAP Fixed Charge Coverage Ratio Credit Facility Fixed Charge Coverage Ratio March 31, 2018 March 31, 2018 Net Income - trailing twelve months $666 Credit Facility Fixed Charge Coverage Ratio EBITDA(1) $1,252 Interest Expense - trailing twelve months 172 Fixed Charges(2) 190 GAAP Fixed Charge Coverage Ratio 3.9x Credit Facility Fixed Charge Coverage Ratio 6.6x ___________ (1) The following reconciles Adjusted Credit Facility EBITDA to Credit Facility Fixed Charge Coverage Ratio EBITDA. See Reconciliation of GAAP Leverage Ratio to Credit Facility Leverage Ratio for calculation and reconciliation of Adjusted Credit Facility EBITDA. Trailing twelve months March 31, 2018 Adjusted Credit Facility EBITDA $1,530 Less: 5% of Hotel Property Gross Revenue (278) Credit Facility Fixed Charge Coverage Ratio EBITDA $1,252 (2) The following table reconciles GAAP interest expense to interest expense per our credit facility definition to fixed charges: Trailing twelve months March 31, 2018 GAAP Interest expense $172 Debt extinguishment costs (1) Deferred financing cost amortization (6) Capitalized interest 1 Accretion expense (4) Pro forma interest adjustments 5 Adjusted credit facility Interest expense 167 Cash taxes on ordinary income 23 Fixed Charges $190 Host Hotels & Resorts

Capitalization (unaudited, in millions, except ratios) Reconciliation of GAAP Interest Coverage Ratio to EBITDA to Interest Coverage Ratio The following tables present the calculation of our interest coverage ratio using GAAP measures and as used in the senior notes indenture covenants: GAAP Interest Coverage Ratio Trailing twelve months March 31, 2018 Net income $666 Interest expense 172 GAAP Interest Coverage Ratio 3.9x EBITDA to Interest Coverage Ratio Trailing twelve months March 31, 2018 Adjusted Credit Facility EBITDA (1) $1,530 Non-controlling interest adjustment 7 Adjusted Senior Notes EBITDA $1,537 Adjusted Credit Facility interest expense (2) $167 EBITDA to Interest Coverage Ratio 9.2x __________ (1) See Reconciliation of GAAP Leverage Ratio to Credit Facility Leverage Ratio for the calculation of Adjusted Credit Facility EBITDA and reconciliation to net income. (2) See Reconciliation of GAAP Fixed Charge Coverage Ratio to Credit Facility Fixed Charge Coverage Ratio for the calculation of Adjusted Credit Facility interest expense and reconciliation to GAAP interest expense. This same measure is used for our senior notes. Host Hotels & Resorts

Capitalization

Ground Lease Summary as of December 31, 2017

		As of December 31, 2017			
	Hotel	No. of rooms	Minimum rent	Current expiration	Expiration after all potential options[1]
1	Atlanta Marriott Midtown Suites	254	714,236	1/3/2025	1/3/2105
2	Boston Marriott Copley Place	1,144	N/A[2]	12/13/2077	12/13/2077
3	Coronado Island Marriott Resort & Spa	300	1,378,850	10/31/2062	10/31/2078
4	Denver Marriott West	305	160,000	12/28/2018	12/28/2058
5	Houston Airport	573	1,560,000	10/31/2053	10/31/2053
6	Houston Marriott at Texas Medical Center	395	160,000	12/28/2019	12/28/2059
7	Manchester Grand Hyatt San Diego	1,628	6,600,000	5/31/2067	5/31/2067
8	Marina del Rey Marriott	370	872,612	3/31/2043	3/31/2043
9	Marriott Marquis San Diego Marina	1,360	8,102,192	11/30/2061	11/30/2061
10	Newark Airport Marriott	591	2,476,119	12/31/2055	12/31/2055
11	Philadelphia Airport Marriott	419	1,187,308	6/29/2045	6/29/2045
12	San Antonio Marriott Rivercenter	1,001	700,000	12/31/2033	12/31/2063
13	San Antonio Marriott Riverwalk	512	50,000	4/28/2033	4/28/2053
14	San Francisco Marriott Marquis	1,500	1,500,000	8/25/2046	8/25/2076
15	San Ramon Marriott	368	482,144	5/29/2034	5/29/2064
16	Santa Clara Marriott	759	90,932	11/30/2028	11/30/2058
17	Sheraton San Diego Hotel & Marina	1,053	2,029,000	10/31/2078	10/31/2078
18	Tampa Airport Marriott	298	1,033,005	12/31/2033	12/31/2033
19	The Ritz-Carlton, Marina del Rey	304	1,453,104	7/29/2067	7/29/2067
20	The Ritz-Carlton, Tysons Corner	398	992,722	6/30/2112	6/30/2112
21	The Westin Cincinnati	456	100,000	6/30/2045	6/30/2075[3]
22	The Westin Los Angeles Airport	740	1,225,050	1/31/2054	1/31/2074[4]
23	The Westin South Coast Plaza	390	178,160	9/30/2025	9/30/2025
24	Toronto Marriott Eaton Centre	461	404,891	9/20/2082	9/20/2082
25	W Hollywood	305	366,579	3/28/2106	3/28/2106
26	Washington Dulles Airport	368	874,481	9/30/2027	9/30/2027

(1) Exercise of Host's option to extend is subject to certain conditions, including the existence of no defaults and subject to any applicable rent escalation or rent re-negotiation provisions.
(2) All rental payments have been previously paid and no further rental payments are required for the remainder of the lease term.
(3) No renewal term in the event the Lessor determines to discontinue use of building as a hotel.
(4) A condition of renewal is that the hotel's occupancy compares favorably to similar hotels for the preceding three years.

27

Host Hotels & Resorts

2018 Outlook Host Hotels & Resorts

2018 Outlook The Company anticipates that its 2018 operating results as compared to the prior year will change in the following range: Based upon the above parameters, the Company estimates its 2018 guidance as follows: See the 2018 Forecast Schedules and the Notes to Supplemental Financial Information for other assumptions used in the forecasts and items that may affect forecast results. Host Hotels & Resorts Previous Full Year 2018 Guidance Current Full Year 2018 Guidance Change in Full Year 2018 Guidance to the Mid-Point Total comparable hotel RevPAR - Constant US$(1) 0.5% to 2.5% 1.5% to 2.5% 50 bps Total revenues under GAAP 0.6% to 2.5% 2.0% to 3.0% 95 bps Operating profit margin under GAAP (50 bps) to 50 bps 0 bps to 60 bps 30 bps Comparable hotel EBITDA margins(2) (60 bps) to 20 bps (10 bps) to 30 bps 30 bps Previous Full Year 2018 Guidance Current Full Year 2018 Guidance Change in Full Year 2018 Guidance to the Mid-Point Net income (in millions) $547 to $616 $617 to $657 $55.5 Adjusted EBITDAre (in millions) $1,465 to $1,535 $1,505 to $1,545 $25 Earnings per diluted share $.73 to $.82 $.82 to $.88 $.08 NAREIT FFO per diluted share $1.60 to $1.70 $1.67 to $1.73 $.05 Adjusted FFO per diluted share $1.60 to $1.70 $1.67 to $1.73 $.05 __________ Forecast comparable hotel results include 86 hotels that are assumed will be classified as comparable as of December 31, 2018. See the 2018 Forecast Schedules for a listing of hotels excluded from the full year 2018 comparable hotel set. At the 2.0% midpoint of the RevPAR guidance, the comparable hotel EBITDA margin would be 10 basis points higher compared to the previous guidance.

2018 Outlook (unaudited, in millions, except per share amounts) Reconciliation of Net Income to EBITDA, EBITDAre, Adjusted EBITDAre and NAREIT and Adjusted Funds From Operations per Diluted Share for 2018 Forecasts(1) Full Year 2018 Low-end of range High-end of range Net income $617 $657 Interest expense 183 183 Depreciation and amortization 727 727 Income taxes 43 43 EBITDA 1,570 1,610 Gain on dispositions (119) (119) Non-cash impairment loss 8 8 Equity investment adjustments: Equity in earnings of Euro JV (21) (21) Equity in earnings of affiliates other than Euro JV (14) (14) Pro rata EBITDAre of Euro JV 51 51 Pro rata EBITDAre of equity investments other than Euro JV 30 30 EBITDAre 1,505 1,545 Adjusted EBITDAre $1,505 $1,545 Full Year 2018 Low-end of range High-end of range Net income $617 $657 Less: Net income attributable to non-controlling interests (7) (8) Net income attributable to Host Inc. 610 649 Adjustments: Gain on dispositions (119) (119) Depreciation and amortization 723 723 Non-cash impairment loss 8 8 Equity investment adjustments: Equity in earnings of affiliates (35) (35) Pro rata FFO of equity investments 61 61 Consolidated partnership adjustments: FFO adjustment for non-controlling partnerships (2) (2) FFO adjustment for non-controlling interests of Host LP (7) (7) NAREIT FFO 1,239 1,278 Adjusted FFO $1,239 $1,278 Weighted average diluted shares - EPS, NAREIT and Adjusted FFO 740.0 740.0 Earnings per diluted share $0.82 $0.88 NAREIT FFO per diluted share $1.67 $1.73 Adjusted FFO per diluted share $1.67 $1.73 ___________ (1) The forecasts are based on the below assumptions: Total comparable hotel RevPAR in constant US$ will increase 1.5% to 2.5% for the low and high end of the forecast range, which excludes the effect of changes in foreign currency. However, the effect of estimated changes in foreign currency has been reflected in the forecast of net income, EBITDA, earnings per diluted share and Adjusted FFO per diluted share. Comparable hotel EBITDA margins will decrease 10 basis points or increase 30 basis points for the low and high ends of the forecasted RevPAR range, respectively. We expect to spend approximately $185 million to $220 million on ROI capital expenditures and approximately $290 million to $330 million on renewal and replacement capital expenditures. The above forecast assumes the sale of the W New York will occur during the second quarter of 2018 and one unspecified sale to occur during 2018. The transactions are subject to customary and other closing conditions which may not be satisfied and there can be no assurances that we will be able to complete the transactions at the prices assumed in the forecast. For a discussion of additional items that may affect forecasted results, see the Notes to Supplemental Financial Information. Host Hotels & Resorts

2018 Outlook

Schedule of Comparable Hotel Results for 2018 Forecasts(1)

(unaudited, in millions, except hotel statistics)

	Full Year 2018	
	Low-end of range	High-end of range
Operating profit margin (2)	12.5%	13.1%
Comparable hotel EBITDA margin (3)	28.3%	28.7%
Net income	$617	$657
Depreciation and amortization	735	735
Interest expense	183	183
Provision for income taxes	43	43
Gain on sale of property and corporate level income/expense	(45)	(45)
Non-comparable hotel results, net (4)	(193)	(201)
Comparable hotel EBITDA	$1,340	$1,372

	Low-end of range			
		Adjustments		
	GAAP Results	Non-comparable hotel results, net(4)	Depreciation and corporate level items	**Comparable Hotel Results**
Revenues				
Rooms	$3,538	$(435)	$ —	$3,103
Food and beverage	1,598	(240)	—	1,358
Other	358	(80)	—	278
Total revenues	5,494	(755)	—	4,739
Expenses				
Hotel expenses	3,961	(562)	—	3,399
Depreciation	735	—	(735)	—
Corporate and other expenses	113	—	(113)	—
Total expenses	4,809	(562)	(848)	3,399
Operating Profit - Comparable Hotel EBITDA	$685	$(193)	$848	$1,340

	High-end of range			
		Adjustments		
	GAAP Results	Non-comparable hotel results, net(4)	Depreciation and corporate level items	**Comparable Hotel Results**
Revenues				
Rooms	$3,573	$(440)	$ —	$3,133
Food and beverage	1,614	(242)	—	1,372
Other	362	(81)	—	281
Total revenues	5,549	(763)	—	4,786
Expenses				
Hotel expenses	3,976	(562)	—	3,414
Depreciation and amortization	735	—	(735)	—
Corporate and other expenses	113	—	(113)	—
Total expenses	4,824	(562)	(848)	3,414
Operating Profit - Comparable Hotel EBITDA	$725	$(201)	$848	$1,372

(1) Forecast comparable hotel results include 86 hotels (of our 96 hotels owned at March 31, 2018) that we have assumed will be classified as comparable as of December 31, 2018. See "Comparable Hotel Operating Statistics" in the Notes to Supplemental Financial Information. No assurances can be made as to the hotels that will be in the comparable hotel set for 2018. Also, see the notes to the "Reconciliation of Net Income to EBITDA, EBITDA*re*, Adjusted EBITDA*re* and NAREIT and Adjusted Funds From Operations per Diluted Share for 2018 Forecasts" for other forecast assumptions and further discussion of transactions affecting our comparable hotel set.

(2) Operating profit margin under GAAP is calculated as the operating profit divided by the forecast total revenues per the condensed consolidated statements of operations.

(3) Comparable hotel EBITDA margin is calculated as the comparable hotel EBITDA divided by the comparable hotel sales per the tables above.

(4) Non-comparable hotel results, net, includes the following items: (i) the results of operations of our non-comparable hotels and sold hotels, which operations are included in our condensed consolidated statements of operations as continuing operations, (ii) gains on insurance settlements and business interruption proceeds, and (iii) the results of our office spaces other non-hotel income. The following hotels are considered non-comparable for full-year forecast:

Acquisitions:

- The Don CeSar and Beach House Suites complex (acquired in February 2017)
- W Hollywood (acquired in March 2017)
- Andaz Maui at Wailea Resort (acquired in March 2018)
- Grand Hyatt San Francisco (acquired in March 2018)
- Hyatt Regency Coconut Point Resort and Spa (acquired in March 2018)

Renovations:

- The Phoenician (business disruption beginning in the second quarter of 2016)
- The Ritz-Carlton, Naples (business disruption expected beginning in the second quarter of 2018)
- San Francisco Marriott Marquis (business disruption expected beginning in the third quarter of 2018)

Dispositions or properties under contract (includes forecast or actual results from January 1, 2018 through the anticipated or actual sale date):

- Key Bridge Marriott (sold January 9, 2018)
- W New York (expected to close in the second quarter)
- Unspecified disposition

31

Host Hotels & Resorts

Notes to Supplemental Financial Information Host Hotels & Resorts

Notes to Supplemental Financial Information Forecasts Our forecast of earnings per diluted share, NAREIT and Adjusted FFO per diluted share, EBITDA, EBITDAre, Adjusted EBITDAre and comparable hotel results are forward-looking statements and are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause actual results and performance to differ materially from those expressed or implied by these forecasts. Although we believe the expectations reflected in the forecasts are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that the results will not be materially different. Risks that may affect these assumptions and forecasts include the following: potential changes in overall economic outlook make it inherently difficult to forecast the level of RevPAR and margin growth; the amount and timing of acquisitions and dispositions of hotel properties is an estimate that can substantially affect financial results, including such items as net income, depreciation and gains on dispositions; the level of capital expenditures may change significantly, which will directly affect the level of depreciation expense and net income; the amount and timing of debt payments may change significantly based on market conditions, which will directly affect the level of interest expense and net income; the amount and timing of transactions involving shares of our common stock may change based on market conditions; and other risks and uncertainties associated with our business described herein and in our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC. Comparable Hotel Operating Statistics To facilitate a quarter-to-quarter comparison of our operations, we present certain operating statistics (i.e., RevPAR, average daily rate and average occupancy) and operating results (revenues, expenses, hotel EBITDA and associated margins) for the periods included in this presentation on a comparable hotel basis. Because these statistics and operating results relate only to our hotel properties, they exclude results for our non-hotel properties and other real estate investments. We define our comparable hotels as properties: (i) that are owned or leased by us and the operations of which are included in our consolidated results for the entirety of the reporting periods being compared; and (ii) that have not sustained substantial property damage or business interruption, or undergone large-scale capital projects (as further defined below) during the reporting periods being compared. The hotel business is capital-intensive and renovations are a regular part of the business. Generally, hotels under renovation remain comparable hotels. A large scale capital project that would cause a hotel to be excluded from our comparable hotel set is an extensive renovation of several core aspects of the hotel, such as rooms, meeting space, lobby, bars, restaurants and other public spaces. Both quantitative and qualitative factors are taken into consideration in determining if the renovation would cause a hotel to be removed from the comparable hotel set, including unusual or exceptional circumstances such as: a reduction or increase in room count, rebranding, a significant alteration of the business operations, or the closing of the hotel during the renovation. We do not include an acquired hotel in our comparable hotel set until the operating results for that hotel have been included in our consolidated results for one full calendar year. For example, we acquired The Don CeSar in February 2017. The hotel will not be included in our comparable hotels until January 1, 2019. Hotels that we sell are excluded from the comparable hotel set once the transaction has closed. Similarly, hotels are excluded from our comparable hotel set from the date that they sustain substantial property damage or business interruption or commence a large-scale capital project. In each case, these hotels are returned to the comparable hotel set when the operations of the hotel have been included in our consolidated results for one full calendar year after completion of the repair of the property damage or cessation of the business interruption, or the completion of large-scale capital projects, as applicable. Host Hotels & Resorts

Notes to Supplemental Financial Information COMPARABLE HOTEL OPERATING STATISTICS (continued) Of the 96 hotels that we owned on March 31, 2018, 90 have been classified as comparable hotels. The operating results of the following hotels that we owned as of March 31, 2018 are excluded from comparable hotel results for these periods: The Phoenician (acquired in June 2015 and, beginning in the second quarter of 2016, business disruption due to extensive renovations, including all guestrooms and suites, a redesign of the lobby and public areas, renovation of pools, recreation areas and a restaurant and a re-configured spa and fitness center); The Don CeSar and Beach House Suites complex (acquired in February 2017); W Hollywood (acquired in March 2017); Andaz Maui at Wailea Resort (acquired in March 2018); Grand Hyatt San Francisco (acquired in March 2018); and Hyatt Regency Coconut Point Resort and Spa (acquired in March 2018). The operating results of five hotels disposed of in 2018 and 2017 are not included in comparable hotel results for the periods presented herein. Host Hotels & Resorts NON-GAAP FINANCIAL MEASURES Included in this supplemental information are certain “non-GAAP financial measures,” which are measures of our historical or future financial performance that are not calculated and presented in accordance with GAAP, within the meaning of applicable SEC rules. They are as follows: (i) FFO and FFO per diluted share (both NAREIT and Adjusted), (ii) EBITDA, (iii) EBITDAre and Adjusted EBITDAre, (iv) Comparable Hotel Property Level Operating Results, (v) Credit Facility Leverage and Fixed Charge Coverage Ratios and (vi) Senior Notes EBITDA to Interest Coverage Ratio. The following discussion defines these measures and presents why we believe they are useful supplemental measures of our performance.

Notes to Supplemental Financial Information NON-GAAP FINANCIAL MEASURES (continued) NAREIT FFO and NAREIT FFO per Diluted Share We present NAREIT FFO and NAREIT FFO per diluted share as non-GAAP measures of our performance in addition to our earnings per share (calculated in accordance with GAAP). We calculate NAREIT FFO per diluted share as our NAREIT FFO (defined as set forth below) for a given operating period, as adjusted for the effect of dilutive securities, divided by the number of fully diluted shares outstanding during such period, in accordance with NAREIT guidelines. NAREIT defines FFO as net income (calculated in accordance with GAAP) excluding gains and losses from sales of real estate, the cumulative effect of changes in accounting principles, real estate-related depreciation, amortization and impairments and adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect our pro rata share of the FFO of those entities on the same basis. We believe that NAREIT FFO per diluted share is a useful supplemental measure of our operating performance and that the presentation of NAREIT FFO per diluted share, when combined with the primary GAAP presentation of earnings per share, provides beneficial information to investors. By excluding the effect of real estate depreciation, amortization, impairments and gains and losses from sales of depreciable real estate, all of which are based on historical cost accounting and which may be of lesser significance in evaluating current performance, we believe that such measures can facilitate comparisons of operating performance between periods and with other REITs, even though NAREIT FFO per diluted share does not represent an amount that accrues directly to holders of our common stock. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. As noted by NAREIT in its April 2002 “White Paper on Funds From Operations,” since real estate values have historically risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For these reasons, NAREIT adopted the FFO metric in order to promote an industry-wide measure of REIT operating performance. Adjusted FFO per Diluted Share We also present Adjusted FFO per diluted share when evaluating our performance because management believes that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance. Management historically has made the adjustments detailed below in evaluating our performance, in our annual budget process and for our compensation programs. We believe that the presentation of Adjusted FFO per diluted share, when combined with both the primary GAAP presentation of earnings per share and FFO per diluted share as defined by NAREIT, provides useful supplemental information that is beneficial to an investor’s understanding of our operating performance. We adjust NAREIT FFO per diluted share for the following items, which may occur in any period, and refer to this measure as Adjusted FFO per diluted share: Gains and Losses on the Extinguishment of Debt – We exclude the effect of finance charges and premiums associated with the extinguishment of debt, including the acceleration of the write-off of deferred financing costs associated with the original issuance of the debt being redeemed or retired and incremental interest expense incurred during the refinancing period. We also exclude the gains on debt repurchases and the original issuance costs associated with the retirement of preferred stock. We believe that these items are not reflective of our ongoing finance costs. Acquisition Costs – Under GAAP, costs associated with completed property acquisitions that are considered business combinations are expensed in the year incurred. We exclude the effect of these costs because we believe they are not reflective of the ongoing performance of the Company. Litigation Gains and Losses – We exclude the effect of gains or losses associated with litigation recorded under GAAP that we consider outside the ordinary course of business. We believe that including these items is not consistent with our ongoing operating performance. Host Hotels & Resorts

Notes to Supplemental Financial Information NON-GAAP FINANCIAL MEASURES (continued) In unusual circumstances, we may also adjust NAREIT FFO for gains or losses that management believes are not representative of the Company’s current operating performance. For example, in 2017, as a result of the reduction of corporate income tax rates from 35% to 21% caused by the Tax Cuts and Jobs Act, we remeasured our domestic deferred tax assets as of December 31, 2017 and recorded a one-time adjustment to reduce the deferred tax assets and increase the provision for income taxes by approximately $11 million. Additionally, similar corporate income tax rate reductions affected our European Joint Venture, causing the remeasurement of the net deferred tax assets and liabilities in France and Belgium, resulting in a net tax benefit to us of $5 million. We do not consider these adjustments to be reflective of our on-going operating performance and therefore excluded these items from Adjusted FFO. EBITDA Earnings before Interest Expense, Income Taxes, Depreciation and Amortization (“EBITDA”) is a commonly used measure of performance in many industries. Management believes EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of our properties after removing the impact of the Company’s capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization). Management also believes the use of EBITDA facilitates comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital-intensive companies. Management uses EBITDA to evaluate property-level results and as one measure in determining the value of acquisitions and dispositions and, like FFO and Adjusted FFO per diluted share, is widely used by management in the annual budget process and for our compensation programs. EBITDAre and Adjusted EBITDAre We present EBITDAre in accordance with NAREIT guidelines, as defined in its September 2017 white paper “Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate,” to provide an additional performance measure to facilitate the evaluation and comparison of the Company’s results with other REITs. NAREIT defines EBITDAre as net income (calculated in accordance with GAAP) excluding interest expense, income tax, depreciation and amortization, gains or losses on disposition of depreciated property (including gains or losses on change of control), impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and adjustments to reflect the entity’s pro rata share of EBITDAre of unconsolidated affiliates. Host Hotels & Resorts

Notes to Supplemental Financial Information NON-GAAP FINANCIAL MEASURES (continued) We make additional adjustments to EBITDAre when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance. We believe that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s understanding of our operating performance. Adjusted EBITDAre also is similar to the measure used to calculate certain credit ratios for our credit facility and senior notes. We adjust EBITDAre for the following items, which may occur in any period, and refer to this measure as Adjusted EBITDAre: Property Insurance Gains – We exclude the effect of property insurance gains reflected in our consolidated statements of operations because we believe that including them in Adjusted EBITDAre is not consistent with reflecting the ongoing performance of our assets. In addition, property insurance gains could be less important to investors given that the depreciated asset book value written off in connection with the calculation of the property insurance gain often does not reflect the market value of real estate assets. Cumulative Effect of a Change in Accounting Principle – Infrequently, the Financial Accounting Standards Board promulgates new accounting standards that require the consolidated statements of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments because they do not reflect our actual performance for that period. Acquisition Costs – Under GAAP, costs associated with completed property acquisitions that are considered business combinations are expensed in the year incurred. We exclude the effect of these costs because we believe they are not reflective of the ongoing performance of the Company. Litigation Gains and Losses – We exclude the effect of gains or losses associated with litigation recorded under GAAP that we consider outside the ordinary course of business. We believe that including these items is not consistent with our ongoing operating performance. In unusual circumstances, we also may adjust EBITDAre for gains or losses that management believes are not representative of the Company’s current operating performance. The last such adjustment was a 2013 exclusion of a gain from an eminent domain claim. In the past, we presented Adjusted EBITDA as a supplemental measure of our performance. That metric is calculated in a similar manner as Adjusted EBITDAre presented here, with the exception of the adjustment for non-controlling partners’ pro rata share of Adjusted EBITDA, which totaled $3 million for the first quarter of 2017. The rationale for including 100% of EBITDAre for consolidated affiliates with non-controlling interests is that the full amount of any debt of these affiliates is reported in our consolidated balance sheet and therefore metrics using total debt to EBITDAre provide a better understanding of the Company’s leverage. This is also consistent with NAREIT’s definition of EBITDAre. Host Hotels & Resorts

Notes to Supplemental Financial Information NON-GAAP FINANCIAL MEASURES (continued) Limitations on the Use of NAREIT FFO per Diluted Share, Adjusted FFO per Diluted Share, EBITDA, EBITDAre and Adjusted EBITDAre We calculate NAREIT FFO per diluted share in accordance with standards established by NAREIT, which may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. In addition, although FFO per diluted share is a useful measure when comparing our results to other REITs, it may not be helpful to investors when comparing us to non-REITs. We also calculate Adjusted FFO per diluted share, which is not in accordance with NAREIT guidance and may not be comparable to measures calculated by other REITs. EBITDA, EBITDAre and Adjusted EBITDAre, as presented, may also not be comparable to measures calculated by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations or any other operating performance measure calculated in accordance with GAAP. Cash expenditures for various long-term assets (such as renewal and replacement capital expenditures), interest expense (for EBITDA, EBITDAre and Adjusted EBITDAre purposes only) and other items have been and will be made and are not reflected in the EBITDA, EBITDAre, Adjusted EBITDAre, NAREIT FFO per diluted share and Adjusted FFO per diluted share presentations. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statement of operations and cash flows include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures. Additionally, NAREIT FFO per diluted share, Adjusted FFO per diluted share, EBITDA, EBITDAre and Adjusted EBITDAre should not be considered as a measure of our liquidity or indicative of funds available to fund our cash needs, including our ability to make cash distributions. In addition, NAREIT FFO per diluted share and Adjusted FFO per diluted share do not measure, and should not be used as a measure of, amounts that accrue directly to stockholders’ benefit. Similarly, EBITDAre, Adjusted EBITDAre, NAREIT FFO and Adjusted FFO per diluted share include adjustments for the pro rata share of our equity investments and NAREIT FFO and Adjusted FFO per diluted share include adjustments for the pro rata share of non-controlling partners in consolidated partnerships. Our equity investments consist of interests ranging from 11% to 67% in seven domestic and international partnerships that own a total of 21 properties and a vacation ownership development. Due to the voting rights of the outside owners, we do not control and, therefore, do not consolidate these entities. The non-controlling partners in consolidated partnerships primarily consist of the approximate 1% interest in Host LP held by outside partners and interests ranging from 15% to 48% held by outside partners in two partnerships each owning one hotel for which we do control the entity and, therefore, consolidate its operations. These pro rata results for NAREIT FFO and Adjusted FFO per diluted share, EBITDAre and Adjusted EBITDAre were calculated as set forth in the definitions above. Readers should be cautioned that the pro rata results presented in these measures for consolidated partnerships (for NAREIT FFO and Adjusted FFO per diluted share) and equity investments may not accurately depict the legal and economic implications of our investments in these entities. Comparable Hotel Property Level Operating Results We present certain operating results for our hotels, such as hotel revenues, expenses, food and beverage profit, and EBITDA (and the related margins), on a comparable hotel, or “same store,” basis as supplemental information for investors. Our comparable hotel results present operating results for hotels owned during the entirety of the periods being compared without giving effect to any acquisitions or dispositions, significant property damage or large scale capital improvements incurred during these periods. We present comparable hotel EBITDA to help us and our investors evaluate the ongoing operating performance of our comparable properties after removing the impact of the Company’s capital structure (primarily interest expense), and its asset base (primarily depreciation and amortization). Corporate-level costs and expenses are also removed to arrive at property-level results. We believe these property-level results provide investors with supplemental information into the ongoing operating performance of our comparable hotels. Comparable hotel results are presented both by location and for the Company’s comparable properties in the aggregate. We eliminate depreciation and amortization because, even though depreciation and amortization are property-level expenses, these non-cash expenses, which are based on historical cost accounting for real estate assets, implicitly assume that the value of real estate assets diminishes predictably over time. As noted earlier, because real estate values have historically risen or fallen with market conditions, many real estate industry investors have considered presentation of historical cost accounting for operating results to be insufficient by themselves. Host Hotels & Resorts

Notes to Supplemental Financial Information NON-GAAP FINANCIAL MEASURES (continued) As a result of the elimination of corporate-level costs and expenses and depreciation and amortization, the comparable hotel operating results we present do not represent our total revenues, expenses, operating profit or net income and should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statements of operations include such amounts, all of which should be considered by investors when evaluating our performance. We present these hotel operating results on a comparable hotel basis because we believe that doing so provides investors and management with useful information for evaluating the period-to-period performance of our hotels and facilitates comparisons with other hotel REITs and hotel owners. In particular, these measures assist management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at comparable hotels (which represent the vast majority of our portfolio) or from other factors, such as the effect of acquisitions or dispositions. While management believes that presentation of comparable hotel results is a “same store” supplemental measure that provides useful information in evaluating our ongoing performance, this measure is not used to allocate resources or to assess the operating performance of each of these hotels, as these decisions are based on data for individual hotels and are not based on comparable hotel results. For these reasons, we believe that comparable hotel operating results, when combined with the presentation of GAAP operating profit, revenues and expenses, provide useful information to investors and management. Credit Facility Leverage and Fixed Charge Coverage Ratios and Senior Notes EBITDA to Interest Coverage Ratio Host’s credit facility and senior notes indenture contain certain financial covenants, including allowable leverage, fixed charge coverage and EBITDA to interest coverage ratios, which are determined using EBITDA as calculated under the terms of our credit facility (“Adjusted Credit Facility EBITDA”) and senior notes indenture (“Adjusted Senior Notes EBITDA”). The leverage ratio is defined as net debt plus preferred equity to Adjusted Credit Facility EBITDA. The fixed charge coverage ratio is defined as Adjusted Credit Facility EBITDA divided by fixed charges, which include interest expense, required debt amortization payments, cash taxes and preferred stock payments. The EBITDA to interest coverage ratio is defined as Adjusted Senior Notes EBITDA to interest expense as defined by our senior notes indenture. These calculations are based on pro forma results for the prior four fiscal quarters, giving effect to transactions such as acquisitions, dispositions and financings as if they occurred at the beginning of the period. Under the terms of the credit facility and senior notes indenture, interest expense excludes items such as the gains and losses on the extinguishment of debt, deferred financing charges related to the senior notes or the credit facility, amortization of debt premiums or discounts that were recorded at issuance of a loan to establish its fair value and non-cash interest expense, all of which are included in interest expense on our consolidated statement of operations. Additionally, total debt used in the calculation of our leverage ratio is based on a “net debt” concept, under which cash and cash equivalents in excess of $100 million are deducted from our total debt balance. In this presentation we have presented our credit facility leverage and fixed charge coverage ratios and senior notes EBITDA to interest coverage ratio, which are considered non-GAAP financial measures. Management believes these financial ratios provide useful information to investors regarding our ability to access the capital markets and in particular debt financing. Limitations on Credit Facility and Senior Notes Credit Ratios These metrics are useful in evaluating the Company’s compliance with the covenants contained in its credit facility and senior notes indentures. However, because of the various adjustments taken to the ratio components as a result of negotiations with the Company’s lenders and noteholders they should not be considered as an alternative to the same ratios determined in accordance with GAAP. For instance, interest expense as calculated under the credit facility and senior notes indenture excludes the items noted above such as deferred financing charges and amortization of debt premiums or discounts, all of which are included in interest expense on our consolidated statement of operations. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of performance. In addition, because the credit facility and indenture ratio components are also based on pro forma results for the prior four fiscal quarters, giving effect to transactions such as acquisitions, dispositions and financings as if they occurred at the beginning of the period, they are not reflective of actual performance over the same period calculated in accordance with GAAP. Host Hotels & Resorts